Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660


July 31, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Majestic Companies, Ltd. - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to The Majestic Companies, Ltd., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of eight million (8,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Employee Stock Incentive Plan, and the registration of twenty million (20,000,000) Shares which are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner